Exhibit 16(a)

POWER OF ATTORNEY

for BlackRock FundsSM

The undersigned, Susan J. Carter, Collette Chilton, Neil A. Cotty, Rodney D. Johnson, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Mark Stalnecker, Kenneth L. Urish, Claire A. Walton, Frederick W. Winter, Barbara G. Novick and John M. Perlowski, Trustees of BlackRock FundsSM, hereby authorize Benjamin Archibald, John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14, filed for BlackRock FundsSM or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock FundsSM or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 23rd day of March, 2017.

Signature	Title	Signature	Title

/s/ Susan J. Carter Susan J. Carter	Trustee	/s/ Mark Stalnecker Mark Stalnecker	Trustee

/s/ Collette Chilton Collette Chilton	Trustee	Kenneth L. Urish	Trustee

/s/ Neil A. Cotty Neil A. Cotty	Trustee	/s/ Claire A. Walton Claire A. Walton	Trustee

/s/ Rodney D. Johnson Rodney D. Johnson	Trustee	/s/ Frederick W. Winter Frederick W. Winter	Trustee

/s/ Cynthia A. Montgomery Cynthia A. Montgomery	Trustee	/s/ Barbara G. Novick Barbara G. Novick	Trustee

/s/ Joseph P. Platt Joseph P. Platt	Trustee	/s/ John M. Perlowski John M. Perlowski	Trustee

/s/ Robert C. Robb, Jr. Robert C. Robb, Jr.	Trustee